RTICA CORPORATION
          (A DEVELOPMENT STAGE COMPANY)

          Interim Financial statements
          (Expressed in canadian dollars)

          Period ended August 31, 2001

          UNAUDITED

RTICA CORPORATION
(A DEVELOPMENT STAGE COMPANY)

Interim Consolidated Balance Sheets
(Expressed in Canadian dollars)

August 31, 2001 and May 31, 2001
(Unaudited)

--------------------------------------------------------------------------------
                                                   August 31           May 31
--------------------------------------------------------------------------------
ASSETS

Current assets:
    Cash and short-term investments              $   697,494        $ 1,394,051
    GST and other receivables                         30,824             74,301
    Prepaid expenses                                   8,442              8,442
    ----------------------------------------------------------------------------
                                                     736,760          1,476,794

Fixed assets (note 2)                                407,835            435,236
Deferred development costs                                 1                  1
Goodwill, net of accumulated
  amortization of $89,165 (May 31 - $82,574)          19,773             26,364
--------------------------------------------------------------------------------
                                                 $ 1,164,369        $ 1,938,395
================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities         $ 343,597        $   299,369

Due to government (note 4)                           241,559            200,694

Shareholders' equity:
  Share capital (note 3)                           8,743,768          8,743,768
  Deficit                                         (8,164,555)        (7,305,436)
  ------------------------------------------------------------------------------
                                                     579,213          1,438,332

--------------------------------------------------------------------------------
                                                 $ 1,164,369        $ 1,938,395
================================================================================

See accompanying notes to interim financial statements.

RTICA CORPORATION
(A DEVELOPMENT STAGE COMPANY)

Interim Consolidated Statements of Operations and Deficit
Three month periods ended August 31, 2001 and 2000, and cumulative from inception
(Unaudited)

--------------------------------------------------------------------------------
                                                                     Cumulative
                                                                    Period from
                                                                   June 13, 1991
                                                                  (inception) to
                                             2001        2000    August 31, 2001
--------------------------------------------------------------------------------
Income:
     Interest                          $     6,482  $    22,626     $   174,006
     Fees and licenses                        --          --            622,482
     ---------------------------------------------------------------------------
                                             6,482       22,626         796,488

Operating expenses:
     Development                           444,779      123,141       3,102,079
     Consulting                            106,729      159,207       1,533,917
     Professional fees                      76,264       56,337         985,635
     Sales and marketing                    59,028       36,953         442,583
     Management fees                        42,000       50,000         915,386
     Rent and property taxes                34,862       31,125         258,404
     Depreciation and amortization          32,788       34,267         206,041
     General and administrative             31,328       50,885         664,994
     Factory overhead                       18,136        5,686          71,202
     Travel                                 12,543       15,410         368,868
     Amortization                            6,591        6,591          89,165
     Interest and bank charges                 553          271         136,649
     Interest on convertible debenture        --          7,043         141,834
     Patents                                  --           --            44,286
     ---------------------------------------------------------------------------
                                           865,601      576,916       8,961,043
--------------------------------------------------------------------------------

Loss for the period                       (859,119)    (554,290)     (8,164,555)

 Deficit accumulated during development
   stage, beginning of period           (7,305,436)  (4,340,723)         --
--------------------------------------------------------------------------------
Deficit accumulated during development
   stage, end of period                $(8,164,555) $(4,895,013)    $(8,164,555)
================================================================================
Loss per share                         $     (0.03) $     (0.03)    $    --
================================================================================
Weighted average number of common
   shares outstanding (note 3)          24,753,697   19,372,905          --
================================================================================

See accompanying notes to interim financial statements.

RTICA CORPORATION
(A DEVELOPMENT STAGE COMPANY)

Interim Consolidated Statements of Cash Flows
Three month periods ended August 31, 2001 and 2000, and cumulative from inception
(Unaudited)

--------------------------------------------------------------------------------
                                                                     Cumulative
                                                                    Period from
                                                                   June 13, 1991
                                                                  (inception) to
                                             2001        2000    August 31, 2001
--------------------------------------------------------------------------------
Cash provided by (used in):

Operating activities:
  Loss for the period                   $  (859,119) $  (554,290)  $(8,164,555)
  Items not involving cash:
     Interest on convertible debenture       --            7,043       115,970
     Amortization of fixed assets            32,788       34,267       206,041
     Amortization of goodwill                 6,591        6,591        89,165
     Interest expense on converted loan      --            --           96,000
     Expenses settled by issuance of
       common shares                         --            --          431,388
     Foreign exchange gain                    1,250        --          (25,621)
  Change in non-cash operating
   working capital:
     GST and other receivables               43,477      (28,117)      (30,824)
     Prepaid expenses                        --            --           (8,442)
     Accounts payable and
       accrued liabilities                   44,228     (732,986)      262,252
  ------------------------------------------------------------------------------
                                           (730,785)  (1,267,492)   (7,028,626)

Financing activities:
  Due to government                          40,865        --          241,559
  Issuance of convertible debentures         --            --        1,860,000
  Issuance of common shares                  --        2,202,700     2,272,767
  Issuance of special warrants               --            --        2,870,659
  Exercise of share purchase warrants        --          553,541       553,541
  Proceeds from loan payable                 --            --          254,000
  ------------------------------------------------------------------------------
                                             40,865    2,756,241     8,052,526

Investing activities:
  Purchase of fixed assets                   (5,387)     (10,200)     (613,876)
  Deferred development costs                 --            --               (1)
  Cash acquired on reverse takeover          --            --          261,850
  ------------------------------------------------------------------------------
                                             (5,387)     (10,200)     (352,027)

Foreign exchange gains held on
 foreign currency                            (1,250)       --           25,621
--------------------------------------------------------------------------------

Change in cash and cash equivalents        (696,557)   1,478,549       697,494

Cash and cash equivalents,
 start of period                          1,394,051    1,712,725         --
--------------------------------------------------------------------------------

Cash and cash equivalents, end
 of period                              $   697,494  $ 3,191,274   $   697,494
================================================================================

See accompanying notes to interim financial statements.

RTICA CORPORATION
(FORMERLY INZECO HOLDINGS INC.)
(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Consolidated Financial Statements
Three month periods ended August 31, 2001
(Unaudited)
================================================================================

1    SIGNIFICANT ACCOUNTING POLICIES:

     These interim financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"), and include estimates and adjustments which in the opinion of management are necessary in order to make the financial statements not misleading. Canadian GAAP differs in certain respects with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the United States. For a full description of accounting policies which have been applied on a consistent basis in these interim financial statements, refer to the Company's annual financial statements.

2.   FIXED ASSETS:
================================================================================
                                             Accumulated    Net Book    Net Book
                                    Cost     Amortization    Value       Value
--------------------------------------------------------------------------------
     Machinery and equipment    $ 530,336     $ 166,602    $ 363,734   $ 409,498
     Furniture                     11,451         4,186        7,265       8,288
     Vehicles                      15,848         6,315        9,533       5,897
     Computer hardware             56,241        28,938       27,303      11,553
--------------------------------------------------------------------------------
                                $ 613,876     $ 206,041    $ 407,835   $ 435,236
================================================================================

3.   SHARE CAPITAL:

     There were no common shares issued during the period. As of August 31, 2001, the Company had 34,052,636 common shares and 3,240,250 Company stock options outstanding. In addition, there are 201,667 compensation options outstanding exercisable at $0.60 per share and expiring on June 14, 2002, issued in connection with a private placement in June 2000. During the period, the company granted 125,000 options pursuant to the stock option plan, exercisable at $0.70 and expiring on July 31, 2004. There were NIL Company stock options which expired during the period.

     Using the treasury stock method, the weighted average number of common shares outstanding used in determining basic earnings per share excludes 9,298,939 of escrowed shares (2000: 9,845,939).

RTICA CORPORATION
(FORMERLY INZECO HOLDINGS INC.)
(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Consolidated Financial Statements (Cont'd)

Three month periods ended August 31, 2001
(Unaudited)
================================================================================

4.   DUE TO GOVERNMENT:

     The company has signed a contract with the National Research Council of Canada, whereby the Company is eligible to receive up to $445,000 as a repayable contribution for various projects carried out by the Company. Repayment of these contributions begins on January 1, 2004 based on 1% of the Company's gross revenue up to a maximum of $667,500. During the period, the Company received $40,865 of repayable contributions.

5.   RELATED PARTY TRANSACTIONS:

================================================================================
Type of service              Nature of relationship              August 31, 2001
--------------------------------------------------------------------------------
Sales and marketing       Shareholder and officer                       $ 44,028
Management fees           Shareholder, director and officer               39,000
Development charges       Shareholders and director                      123,953
Consulting                Shareholder and director                         4,350
Professional fees         Shareholder, director and officer               10,487

================================================================================

6. COMPARATIVE FIGURES:

     Certain comparative figures have been reclassified to conform with presentation adopted in the current year.